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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-19473 of Party City Corporation on Form S-8 of our report dated February 17, 1997, appearing in this Annual Report on Form 10-K of Party City Corporation for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP
Parsippany, NJ

March 13, 1997